Exhibit 10.3.2

LEASE AMENDMENT

AGREEMENT, made as of the 1st day of April, 2011, by and between 50 WEST 23rd STREET A LLC, a New York limited liability company and 50 WEST 23RD STREET B LLC, a New York limited liability company, having an office at 45 Main Street, Suite 602, Brooklyn, New York 11201, (collectively, “Landlord”), and YODLE, INC. a Delaware corporation qualified to do business in the State of New York, having a mailing address of 50 West 23rd Street, Suite 401, New York, New York 10010 (“Tenant”).

W I T N E S S E T H:

WHEREAS Matana LLC as landlord (“Original Landlord”) and Tenant as tenant entered into that certain lease dated as of October 23, 2008 (the “Original Lease”) covering certain premises known as Suite 401 (the “Original Premises”) more particularly described in the Lease and located on the fourth (4th) floor in the building known as 50 West 23rd Street, New York, New York (the “Building”); and

WHEREAS by that certain letter agreement (the “Letter Agreement”) dated as of February 1, 2010 by and between Original Landlord and Tenant, Tenant leased certain additional premises located on the fourth (4th) floor in the Building (the “Additional Premises”) from Landlord (the Original Lease and the Letter Agreement as assigned, transferred, amended and modified to date is the “Lease” and the premises covered by the Lease are herein collectively the “Premises”); and

WHEREAS Landlord is the current holder of the landlord’s interest under the Lease; and

WHEREAS Tenant is desirous of leasing from Landlord certain additional premises known as Suite 504 located in the Building and whereas Landlord is desirous of leasing Suite 504 to Tenant, subject to the provisions, conditions, covenants and agreements set forth herein; and

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

FIRST: Each term used in this Agreement shall have the meaning ascribed to such term in the Lease, except as expressly amended herein.

SECOND: Landlord and Tenant acknowledge that the term “Commencement Date” shall mean December 19, 2008, that the term “Rent Commencement Date” shall mean March 22, 2009 and that the term “Expiration Date” shall mean April 21, 2015.

THIRD: From and after the date that is the later of (a) August 1, 2011 and (b) the date five (5) business days after the date that Landlord provides written notice to Tenant (the “Substantial Completion Notice”) that Landlord shall deliver the Premises to Tenant with Landlord’s Work Substantially Complete (the “Delivery Date”), Landlord leases to Tenant and

Tenant leases from Landlord certain premises known as Suite 504 located on the fifth (5th) floor of the Building (hereinafter referred to as “Suite 504”) which premises are and located substantially in the location shown hatched on the plan attached hereto as “Exhibit A” and hereby made a part hereof. Landlord has not made and does not make any representation as to the physical condition or any other matter affecting or relating to Suite 504 except as is herein specifically set forth, and Tenant specifically acknowledges that no such representation has been made. Tenant further acknowledges that Landlord has afforded Tenant the opportunity for a full and complete investigation, examination and inspection of Suite 504 and Tenant agrees to accept Suite 504 “as is” except that Landlord shall, at its expense, perform, or cause to be performed, the work set forth on Exhibit J attached hereto and hereby made a part hereof (such work is herein referred to as “Landlord’s Work”). If the substantial completion of the Landlord’s Work is delayed by reason of: (i) any act or omission of Tenant or any of its employees, agents or contractors; or (ii) any failure (not due to any act or omission of Landlord or any of its employees, agents or contractors) to plan or execute Tenant’s Work (as hereafter defined) with reasonable speed and diligence, or (iii) any changes by Tenant in the plans or specifications or any changes or substitutions requested by Tenant; or (iv) Tenant’s failure to furnish plans, information, details and specifications Landlord reasonably requests from Tenant, or subsequent changes thereto; or (v) Tenant’s request for materials, finishes or installations other than Landlord’s standard or as included in Landlord’s Work as set forth in the Exhibits attached hereto; or (vi) the performance or incompletion of work by a party employed or retained by Tenant (each of (i)-(vi), a “Tenant Delay”); then Landlord’s Work shall be deemed substantially completed on the date when the same would have been substantially completed but for such Tenant Delay and, in addition, Tenant shall pay to Landlord all reasonable costs which Landlord incurs by reason of such Tenant Delay. Landlord shall allow Tenant to perform a walk-through of Suite 504 prior to Landlord’s delivery of the Substantial Completion Notice. If Tenant believes that Landlord has not completed some or all of Landlord’s Work as of the date that Landlord delivers the Substantial Completion Notice, then Tenant shall, within ten (10) days following the date Tenant opens for the transaction of business, submit to Landlord a written list of the work Tenant claims remains to be performed by Landlord (the “Punchlist”), and Landlord shall have sixty (60) days thereafter to complete such Punchlist. If Landlord fails to complete such work, the sole remedy of Tenant shall be to complete such work and Tenant shall have the right to set off the reasonable cost thereof from the rent due Landlord in order to reimburse Tenant for the cost and expense of completion of the work. Upon written request of Landlord, Tenant will, within five (5) days following request, furnish to Landlord a written statement that Tenant is in occupancy of Suite 504, that Landlord’s Work has been completed in accordance with Landlord’s obligations or in lieu thereof, a list of the work Tenant claims to be incomplete. Tenant shall perform all other work (“Tenant’s Work”) necessary for it to use Suite 504 as contemplated in this Lease including, but not limited to, cabling and wiring in Suite 504 for Tenant’s telecommunication and security systems, as well as moving in furniture. Landlord shall allow Tenant access to Suite 504 at reasonable times in the two weeks prior to Landlord’s delivery of Suite 504 to Tenant so that Tenant can commence performance of Tenant’s Work. Landlord shall reasonably coordinate with Tenant with respect Tenant’s Work provided that such work by Tenant does not delay substantial completion of Landlord’s Work. Tenant’s Work shall be performed in accordance with all requirements of law as same are described in Article 6 of the Lease and the requirements of Exhibit E of the Lease, at its sole expense, pursuant to plans, drawings and specifications therefor prepared by Tenant and submitted to, and approved by

Landlord and subject to the terms of the Lease, including, without limitation, Article 3 of the Lease. Notwithstanding the provisions of Article 3B of the Lease, with respect to Suite 504 only, upon the expiration or earlier termination of the Lease, Tenant shall have no obligation to remove any of Landlord’s Work or any Alterations made to Suite 504 during the term of the Lease; provided that prior to constructing such Alterations, Tenant obtained Landlord’s approval therefor if same was required pursuant to the terms of the Lease. For purposes of this Agreement, “Substantially Complete” or “substantial completion” shall mean that Landlord shall have completed materially all of Landlord’s Work except for details of construction and decoration which are insubstantial or minor in character, the non-completion of which shall not materially interfere with Tenant’s use of the Premises.

FOURTH: Prior to the Delivery Date, Tenant shall deliver to Landlord insurance satisfying the provisions of the Lease covering Suite 504.

FIFTH: As of the Delivery Date, Exhibit H attached to the Original Lease and the rent schedule in paragraph 2 of the Letter Agreement are both hereby deleted in their entirety and the rent schedule attached hereto as Exhibit H shall be substituted therefor and shall reflect the Rent for the Premises commencing on the Delivery Date through the remainder of the term of the Lease. In the event that Substantial Completion of Landlord’s Work shall not have occurred or been deemed to have occurred on or before October 1, 2011 (the “Outside Date”), which date shall be extended by one day for each day that Landlord is delayed in Substantially Completing Landlord’s Work by a Tenant Delay, and provided that Tenant has provided Landlord with a valid and in effect insurance certificate satisfying all of the conditions of this Lease for the Additional Premises, Tenant shall have the right to terminate this Agreement by written notice given to Landlord within five (5) days after the Outside Date, which termination shall be effective upon the date twenty (20) days following delivery of such termination notice; provided however, if Landlord Substantially Completes Landlord’s Work prior to such effective date of termination, then this Agreement shall continue in full force and effect. If the Delivery Date does not occur on August 1, 2011, the parties hereby agree to modify Exhibit H to reflect the actual Delivery Date; it being understood that the applicable per square foot rental rates reflected therein for each year of the term shall remain unchanged.

SIXTH: Provided Tenant is not in default under its obligations under the Lease on each of the Delivery Date and the date that is one (1) month beyond all notice and cure periods after the Delivery Date, Tenant shall be entitled to a rent credit in the sum of $46,933.33 which shall be applied by Landlord in equal installments of $23,466.66 against the monthly installments of the annual base rent payable under this Lease with respect to each of the first and second months after the Delivery Date. In no event shall the rent credit payable under this paragraph exceed $46,933.33. Notwithstanding the foregoing, if, between the Delivery Date and the Expiration Date the demised premises are surrendered by Tenant, then Tenant shall immediately pay Landlord as additional rent hereunder the unamortized portion of $23,466.66; which is to be amortized on a monthly basis over the period commencing on the Delivery Date and ending on April 21, 2015 and such payment obligation shall expressly survive the expiration or termination of this Lease.

SEVENTH: From and after the Delivery Date, (i) the term “Premises” shall be deemed to include the Original Premises, the Additional Premises and Suite 504 and the plan attached to the Lease as Exhibit A is deleted therefrom and the plan attached hereto as Exhibit A is substituted in lieu thereof; (ii) the term “Base Tax Year” shall be amended so that it shall mean, with respect to the Original Premises and the Additional Premises only, the Tax Year beginning July 1, 2008 and expiring June 30, 2009 and with respect to Suite 504 only, the Tax Year beginning July 1, 2011 and expiring June 30, 2012; (iii) the term “Tenant’s Proportionate Share” shall mean 10.842%; provided however that with respect to escalations as described in Article 28 of the Lease, Tenant’s Proportionate Share with respect to the Original Premises and the Additional Premises only shall be 8.259% and Tenant’s Proportionate Share with respect to Suite 504 only, shall be 2.583%. Tenant’s electrical service for Suite 504 shall be directly metered from the utility company providing such service and Tenant shall pay for such service and the provisions of Article 29H shall apply with respect to the provision and payment of such electrical service. Landlord represents that an independent meter measuring electrical consumption only for Suite 504 is in good working order and shall be usable by Tenant through the term of the Lease.

EIGHTH: Notwithstanding anything to the contrary contained in Article 29 of the Lease or the Rules and Regulations, Tenant shall have sixteen (16) hours of free overtime use of the freight elevator in connection with Tenant’s initial move-in to Suite 504.

NINTH: Notwithstanding anything to the contrary contained in Article 39 of the Lease or the Rules and Regulations, Tenant shall have the right, at Tenant’s sole cost and expense, to install signage on the fifth (5th) floor of the Building, which signage is subject to Landlord’s approval which shall not be unreasonably withheld or delayed. In addition, Landlord shall provide Tenant with twenty-four hours a day, seven days per week accessibility to the premises and security in the Building’s lobby.

TENTH: Landlord and Tenant each warrant and represent to the other that it has not had any conversations, correspondence or dealings with any real estate broker, agent or finder in connection with the additional space described herein or the other transaction described in this Agreement other than CB Richard Ellis, having an office at 200 Park Avenue, New York, New York 10166 (“Broker”) and each party covenants and agrees to indemnify, defend and hold harmless the other on demand from and against any and all costs, expenses or liability (including reasonable attorneys’ fees) for any compensation, commissions, fees and charges claimed by any broker, agent or finder other than Broker in connection with this Agreement due to conversations, correspondence or dealings of Tenant with the claimant. Landlord shall pay Broker any commission which may be payable with respect to this Lease pursuant to a separate agreement and agrees to indemnify, defend and hold Tenant harmless on demand from and against any claims by the Broker regarding Landlord’s failure to make all or any portion of such payment; provided, however, that Landlord’s total liability under this indemnity shall in no event exceed the amount of the commission paid or payable under this Agreement.

ELEVENTH: Landlord represents that, as of the Delivery Date, the Premises (including, without limitation, the sprinkler system and life safety system in the Premises) and all common areas in the Building shall be in compliance with all laws, rules, regulations and requirements of any governmental department having jurisdiction over the Building including, but not limited to, the Americans with Disabilities Act of 1990. Landlord shall indemnify and hold Tenant harmless from any and all reasonable costs, obligations, or liability incurred by Tenant due to a failure of such representation by Landlord.

TWELTH: Landlord represents that Suite 504 is currently serviced by a Tenant controlled air conditioning and ventilation system (the “Central 504 System”) and that said Central 504 System shall be in good working order as of the Delivery Date. Tenant agrees to maintain and repair the Central 504 System at its own cost and expense but, notwithstanding anything to the contrary in the Lease, Landlord shall be responsible for any major repairs and replacements to said Central 504 System at Landlord’s sole cost and expense. A major repair and replacement shall be deemed to mean any individual repair or replacement to the Central 504 System that is estimated to cost $3,000 or more.

THIRTEENTH: Section 32B of the Lease shall be amended to delete the second sentence sand replace it with the following: “If either (x) Court Cunningham is no longer employed by Tenant; (y) Tenant becomes a public corporation, or (z) Tenant elects in writing at any time in its discretion (a “Guaranty Termination Event”), then the Guaranty shall be void and of no further force or effect provided that the then current tenant of the Premises delivers to Landlord additional security equal to three (3) months of the annual base rent payable at the time that the Guaranty Termination Event occurs.” In addition, the parties agree to enter into an amendment to the Guaranty to reflect this change.

FOURTEENTH: Except as expressly modified and amended herein, and as so modified and amended, the Lease is hereby ratified and confirmed in all respects and shall be binding upon the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date and year written above.

50 WEST 23RD STREET A LLC

BY:

50 WEST 23RD STREET B LLC

BY:

(collectively, Landlord)

YODLE, INC.

By:	/s/ Court Cunningham
CEO (Tenant)

State of New York
} SS:
County of Kings

On the   1   day of April in the year 2011 before me, the undersigned, a Notary Public in and for said State, personally appeared Courtland Cunningham, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that (s)he executed the same in his/her capacity, and that by his/her signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

/s/Natalie Foster
Notary Public

The undersigned, the guarantor under that certain limited personal guaranty (the “Guaranty”) executed by COURT CUNNINGHAM on October 23, 2008 and given by COURT CUNNINGHAM to Landlord in connection with the Lease, executes this agreement to consent to and agree to the terms set forth herein, to represent that the Guaranty is still in full force and effect for the Lease as modified by this agreement and to ratify and reaffirm his obligations under the Guaranty as modified by this agreement.

/s/ Court Cunningham
COURT CUNNINGHAM

State of New York
} SS:
County of Kings

On the   1   day of April in the year 2011 before me, the undersigned, a Notary Public in and for said State, personally appeared Courtland Cunningham, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that (s)he executed the same in his/her capacity, and that by his/her signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

/s/Natalie Foster
Notary Public

Exhibit "A"
Diagram of the Premises
[Not to scale; all dimensions approximate; subject to actual conditions.]

50 West 23rd Street, 4th Floor

401
404

50 West 23rd Street, 5th Floor

504

INDICATES ORIGINAL PREMISES

INDICATES ADDITIONAL PREMISES

INDICATES SUITE 504

Please Initial: Landlord _____ Tenant ____

Exhibit H*

Lease Period (dates inclusive)	Annual Rental Rate	Monthly Rental Rate**
Delivery Date to March 21, 2012	$1,410,180.21	$117,515.02

March 22, 2012 to July 31, 2012	$1,553,740.17	$129,478.35
August 1, 2012 to March 21, 2013	$1,560,076.17	$130,006.35
March 22, 2013 to July 31, 2013	$1,595,060.01	$132,921.67
August 1, 2013 to March 21, 2014	$1,601,538.57	$133,461.55
March 22, 2014 to July 31, 2014	$1,637,484.48	$136,457.04
August 1, 2014 to April 21, 2015	$1,644,108.81	$137,009.07

*	This Exhibit H assumes an August 1, 2011 Delivery Date and is subject to adjustment per Section 5 of this Agreement.

**	Monthly installments of annual base rent payable for a partial month shall be prorated on a per diem basis based upon the number of days in the relevant month.

Exhibit J

Landlord’s Work

Landlord will do the following work once at Landlord’s expense promptly after the date hereof and shall substantially complete the same by the Commencement Date subject only to force majeure:

•	Landlord shall build out the Premises, using Building Standard finishes, as per the plan and workletter attached in Schedule 1.

•	Landlord to provide complete ADA and code compliant sprinkler system and life safety system in Suite 504.

•	Landlord to provide asbestos free and unobstructed opening in the ceiling of the Original Premises for Tenant’s communications equipment needs, allowing Tenant to connect Tenant’s communications equipment from the Original Premises to the Additional Premises.

•	Deliver all Building systems and HVAC units serving Suite 504 in good working order.

•	Supply and install a Building standard water meter.

The foregoing work will be performed by contractors selected by Landlord, using materials, methods and procedures standard to the Building. Any work not expressly specified herein and any work necessary to have the Additional Premises comply with codes attributable to Tenant’s particular manner of use of the Additional Premises shall be furnished and installed at Tenant’s cost and expense. The cost of any Tenant extras shall be payable simultaneously with the authorization by Tenant of such extra work. Any existing construction shall be accepted by Tenant in “as is” condition.

Schedule 1

5TH FLOOR
EXISTING/DEMO PLAN
1

60 WEST 23RD ST
NEW YORK, NY 10010

Coburn Architecture, PC

PROJECT NORTH

60 W 23RD ST

5TH FLOOR
EX'G/DEMO
PLAN

A1.0

Coburn Architecture, PC

Please Initial: LL ____ T

Schedule 1 Cont’d

CONFERENCE ROOM
IT ROOM
PANTRY
BREAK OUT ROOM
OFFICE
OFFICE
BREAK OUT ROOM
CONFERENCE ROOM
OPEN WORK AREA

5TH FLOOR CONSTRUCTION PLAN 1

50 WEST 23RD ST
NEW YORK, NY 10010

Cohen Architecture, PC

PROJECT NORTH

50 W 23RD ST

5TH FLOOR CONSTRUCTION PLAN

A2.0

Cohen Architecture, PC

Please Initial: LL ____ T ____

Schedule 1 Cont’d

5TH FLOOR
REVEAL DETAIL (3)

5TH FLOOR
DETAIL ELEVATION (2)

WORK AREA [500]
EAST ELEVATION (1)

50 WEST 23RD ST
NEW YORK, NY 10010

Coburn Architecture, PC

PROJECT NORTH

1/8" = 1'-0"

PG/LP

JW

50 W 23RD ST

5TH FLOOR INTERIOR ELEVATIONS & DETAILS

A7.0

Coburn Architecture, PC

Please Initial: LL ____ T ____